Exhibit 99.1
GeneDx Reports Third Quarter 2023 Financial Results and Business Highlights
Reported total revenue of $53M with more than 40% year-over-year growth of exome and genome test revenue
Expanded gross margins to 48% in continuing operations and delivered 52% year-over-year cash burn reduction
Strengthened balance sheet with $75M debt facility from Perceptive Advisors and initiated a $40M annual cost savings plan
Updated guidance to deliver $187-$192M in FY 2023 revenue and reiterate path to profitability in 2025
GeneDx to host conference call today at 4:30 p.m. ET
STAMFORD, Conn., October 30, 2023 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic and clinical insights, today reported its financial results for the third quarter of 2023.
"We have focused our entire company’s efforts on driving exome and genome utilization and improving our overall operating efficiency, and the positive results from this quarter demonstrate that we have both a strong growth trajectory with a significant improvement in our cash management,” said Katherine Stueland, President and Chief Executive Officer of GeneDx. “Thanks to our partners at Perceptive, we have fortified our balance sheet, and with the action we have taken to remove an additional $40M in annual costs, we reiterate our turn to profitability in 2025.”
Continuing Operations1 Third Quarter Financial Results
Results for GeneDx’s continuing operations reported today exclude the results of the discontinued Legacy Sema4 diagnostics testing business.
•Revenue: Revenue from continuing operations for the third quarter of 2023 was $50.4 million, compared to $47.2 million in the third quarter of 2022. Adjusting for a one-time favorable appeal benefit in the third quarter of 2022, revenues from continuing operations for the third quarter of 2023 increased 14% year-over-year. Revenues from whole exome and genome tests were $34 million compared to $24 million in the third quarter of 2022, representing an increase of 42% year-over-year, and an increase of 18% quarter-over-quarter. Adjusting for the same one-time favorable appeal benefit in the third quarter of 2022, revenues from whole exome and genome tests increased 61% year-over-year.
•Test Volume: Total tests resulted in the third quarter of 2023 were nearly 58,000, compared to nearly 45,000 for the third quarter of 2022. Total whole exome and whole genome tests resulted were 13,216, an increase of 71% year-over-year, and an increase of 11% quarter-over-quarter.
•Gross Margin: Adjusted gross margin from continuing operations expanded to 48% in the third quarter of 2023, up sequentially from 37% in the second quarter of 2023. Adjusted gross margins for the whole exome sequencing continue to operate in excess of 60%.
Total Company Third Quarter Financial Results1
Total Company results reported today for the third quarter of 2023 include GeneDx’s continuing operations and the financial impacts of exited Legacy Sema4 business activities.
•Cash Position: Cash, cash equivalents, marketable securities and restricted cash were $115 million as of September 30, 2023. Total Company use of cash for the third quarter of 2023 was $42 million, an improvement of 51% year-over-year and 21% sequentially. The use of cash in the third quarter included final payments of approximately $15 million to discharge legacy Sema4 operating payables in July and $2 million of severance payments. Excluding these items, representative continuing operations cash burn was $25 million in the third quarter of 2023.
•Net Loss1: Total Company net loss for the third quarter of 2023 narrowed to $42.3 million. Total Company adjusted net loss for the third quarter of 2023 narrowed to $21.2 million2, an improvement of 70% year-over-year and 45% sequentially.
•Revenue1: Revenue for the third quarter of 2023 was $53.3 million, compared to $83.2 million in the third quarter of 2022.
•Gross Margin1: Gross margin for the third quarter of 2023 was 47%. Adjusted gross margin for the third quarter of 2023 was 51%.

Updated GeneDx Full Year 2023 Guidance
GeneDx has updated its full year 2023 guidance. The continuing operations of GeneDx, excluding the financial impacts from the discontinued Legacy Sema4 diagnostic testing business, are expected to:
•Drive full year 2023 revenues of $187-$192 million (updated from previous guidance of $205-$220 million);
•Expand gross margin profile in 2023 and beyond (unchanged);
•Use $75 to $79 million of net cash for the second half of 2023 (updated from previous guidance of $75-$85 million), inclusive of servicing obligations of the exited business activities (unchanged); and
•Turn profitable in 2025 (unchanged)
Recent Business Highlights
Commercial Updates
•Appointed Melanie Duquette as Chief Growth Officer to drive commercial excellence.
•Surpassed the milestone of more than 500,000 clinical exomes sequenced by GeneDx. Approximately two thirds of all GeneDx exome cases since inception have been parent-child-trios. With each case we enhance the robustness of our proprietary dataset in order to enable more definitive diagnoses for more patients.
•Continued to expand data solution partnerships by signing three recent agreements with companies focused on developing targeted therapies for patients with rare diseases.
Financial & Corporate Growth
•On October 27, 2023, entered into a new, five-year senior secured credit facility with Perceptive Advisors. The agreement provides access of up to $75 million, consisting of an initial tranche of $50 million, subject to closing conditions, and, a subsequent tranche for an additional $25 million, subject to certain timelines and other defined criteria.
◦Interest is payable in cash on the outstanding principal amount at a rate per annum equal to the sum of the applicable secured overnight financing rate (SOFR), plus 7.5%.
◦Under the terms of the agreement, Perceptive will be issued warrants to purchase 800,000 Class A shares of the Company’s stock on the Closing Date, with an exercise price equal to the 10-day VWAP immediately preceding the Closing Date; which is $3.17. Upon borrowing of the subsequent tranche, Perceptive will be issued warrants to purchase an additional 400,000 Class A shares. GeneDx intends to use the proceeds primarily for general corporate purposes, including additions to working capital and strategic commercial investment opportunities.
•On October 30, 2023, enacted a plan remove approximately $40 million in annual operating expense, including but not limited to, a work force reduction of approximately 10%.
Scientific Updates
•Contributed to 20 posters to be presented at the upcoming American Society of Human Genetics (ASHG) Annual Meeting 2023 taking place in Washington, D.C. from November 1 through 5, 2023. The presentations highlight GeneDx’s capabilities in genetic analysis to generate clinical insights that can lead to improved and faster diagnoses and improved outcomes for patients.
•Announced that Genetics in Medicine has published a peer-reviewed research analysis resulting from a multi-lab collaboration involving GeneDx. The study, “The landscape of reported VUS in multi-gene panel and genomic testing: Time for a change,” evaluated the rate of inconclusive genetic variants, or variants of uncertain significance (VUS). Study findings concluded that VUS are reported more frequently on multi-gene panels (32.6%) than exome and genome sequencing (22.5%).
1 The unadjusted and adjusted results from continuing operations for the applicable quarters include the combination of results from the Legacy GeneDx diagnostic business with the data and information business of Legacy Sema4, and exclude the results of the discontinued Legacy Sema4 diagnostic testing business. Actual results include GeneDx’s continuing operations and the financial impacts of exited Legacy Sema4 business activities.
2 Adjusted gross margin and adjusted net loss are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.

Webcast and Conference Call Details
GeneDx will host a conference call today, October 30, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2023 reported revenue guidance, our expectations regarding our gross margin profile in 2023 and beyond, our use of cash and our cash burn in 2023 and our turning profitable in 2025, our expectations for our growth and future investment in our business, our expectations regarding our plans to pursue new strategic direction, improve our operational efficiency and reduce our cash burn and our ability to scale to profitability, the associated cost savings of our business exits and impact on our gross margins. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (vi) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx (Nasdaq: WGS) delivers personalized and actionable health insights to inform diagnosis, direct treatment and improve drug discovery. The company is uniquely positioned to accelerate the use of genomic and large-scale clinical information to enable precision medicine as the standard of care. GeneDx is at the forefront of transforming healthcare through its industry-leading exome and genome testing and interpretation, fueled by one of the world’s largest rare disease data sets. For more information, please visit genedx.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.
Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume and revenue from Continuing Operations in the table below include the combination of the Legacy GeneDx diagnostic business with the data and information business of Legacy Sema4. These select metrics are presented for illustrative purposes only and are not necessarily indicative of results that may occur in the future.
Volume & Revenue from Continuing Operations

	3Q23	2Q23	1Q23	4Q22	3Q22
Volumes
Whole Exome, Whole Genome	13,216	11,855	8,705	7,862	7,722
Exome based Panels	2,922	3,472	3,136	3,013	2,983
Hereditary Cancer	8,556	7,142	7,120	6,069	5,445
Other individual gene tests and multi-gene disease panels	32,939	32,459	33,817	31,891	28,764
Total	57,633	54,928	52,778	48,835	44,914

Revenue ($ millions)
Whole Exome, Whole Genome	$34.0	$28.7	$22.4	$23.3	$24.0
Exome based Panels	1.7	2.0	2.0	2.0	2.3
Hereditary Cancer	4.5	3.8	4.3	4.4	3.5
Other individual gene tests and multi-gene disease panels	8.8	8.6	10.6	14.3	15.6
Data information	1.4	2.1	1.3	1.9	1.8
Total	$50.4	$45.2	$40.6	$45.9	$47.2

Unaudited select financial information is calculated based on the combination of the Legacy GeneDx diagnostic business with the data and information business of Legacy Sema4. This unaudited financial information is presented for illustrative purposes only and is not necessarily indicative of results that may occur in the future.

Unaudited Select Financial Information (in thousands)

	Three months ended September 30, 2023			Three months ended June 30, 2023
	GeneDx Continuing Operations	Legacy Sema4 Discontinued Operations	Combined GeneDx and Sema4	GeneDx Continuing Operations	Legacy Sema4 Discontinued Operations	Combined GeneDx and Sema4
Revenue	$50,350	$2,953	$53,303	$45,226	$3,480	$48,706
Adjusted Cost of Services	26,079	225	26,304	28,452	—	28,452
Adjusted Gross Margin	$24,271	$2,728	$26,999	$16,774	$3,480	$20,254
Adjusted Gross Margin %	48.2%	92.4%	50.7%	37.1%	—%	41.6%

	Three Months Ended September 30,		Three months ended
	2023	2022	June 30, 2023
Revenue
Diagnostic test revenue	$51,955	$81,490	$46,635
Other revenue	1,348	1,744	2,071
Total revenue	53,303	83,234	48,706
Cost of service	28,044	69,685	29,949
Gross profit (loss)	25,259	13,549	18,757
Gross margin	47.4%	16.3%	38.5%

Depreciation and amortization	$1,613	$5,203	$1,233
Stock-based compensation	75	1,477	251
Restructuring costs	52	1,497	13
Adjusted gross profit (loss)	$26,999	$21,726	$20,254
Adjusted gross margin	50.7%	26.1%	41.6%

Research & Development	$14,288	$13,354	$17,138
Depreciation and amortization	283	1,973	4,656
Stock-based compensation	(533)	(8,164)	(675)
Restructuring costs	970	1,362	815
Adjusted Research & Development	$13,568	$18,183	$12,342

Selling & Marketing	$16,763	$34,383	$15,182
Depreciation and amortization	1,225	1,068	1,225
Stock-based compensation	(115)	2,050	(143)
Restructuring costs	416	1,863	326
Adjusted Selling & Marketing	$15,237	$29,402	$13,774

General and Administrative	$26,099	$54,931	$37,341
Depreciation and amortization	5,551	2,258	3,218
Stock-based compensation	1,003	5,910	675
Restructuring costs	753	4,271	483
Adjusted General and Administrative	$18,792	$42,492	$32,965

Impairment Loss	$8,282	$—	$—

Other, net	$2,794	$1,697	$718

Operating expenses	$68,226	$104,365	$70,379
Depreciation and amortization	(7,059)	(5,299)	(9,099)
Stock-based compensation	(355)	204	143
Restructuring costs	(2,139)	(7,496)	(1,624)
Impairment loss	(8,282)	—	—
Other	(1,012)	—	334
Adjusted operating expenses	$49,379	$91,774	$60,133

	Three Months Ended September 30,		Three months ended
	2023	2022	June 30, 2023
Net income (loss)	$(42,286)	$(77,581)	$(46,719)
Stock-based compensation expense	430	1,273	108
Depreciation and amortization	8,672	10,502	10,332
Impairment loss	8,282	—	—
Change in fair market value of warrant and earn-out contingent liabilities	(590)	(12,978)	(3,547)
Restructuring	2,191	8,993	1,637
Gain on sale of assets	—	—	(2,954)
Provision for excess and obsolete inventory associated with Legacy Sema4	1,014	—	2,620
Other expense (income), net	1,134	—	(86)
Adjusted net loss	$(21,153)	$(69,791)	$(38,609)

Interest expense, net	(1,053)	(190)	(1,074)
Income tax benefit	(172)	(65)	(196)
Adjusted EBITDA	$(22,378)	$(70,046)	$(39,879)

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$87,387	$123,933
Marketable securities	26,910	—
Accounts receivable	31,908	42,634
Due from related parties	498	708
Inventory	9,349	13,665
Prepaid expenses and other current assets	15,761	31,682
Total current assets	171,813	212,622
Operating lease right-of-use assets	27,536	32,758
Property and equipment, net	35,746	51,527
Intangible assets, net	176,131	186,650
Other assets[1]	6,059	7,385
Total assets	$417,285	$490,942
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$38,873	$84,878
Due to related parties	3,970	3,593
Short-term lease liabilities	3,677	6,121
Other current liabilities	21,846	49,705
Total current liabilities	68,366	144,297
Long-term debt, net of current portion	6,052	6,250
Long-term lease liabilities	63,889	60,013
Other liabilities	22,660	24,018
Deferred taxes	2,060	2,659
Total liabilities	163,027	237,237
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock	$—	$—
Class A common stock	2	1
Additional paid-in capital	1,528,671	1,378,125
Accumulated deficit	(1,274,415)	$(1,124,421)
Total stockholders’ equity	254,258	253,705
Total liabilities and stockholders’ equity	$417,285	$490,942

1 Other assets includes $900 thousand in restricted cash.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue
Diagnostic test revenue	$51,955	$81,490	$140,440	$167,989
Other revenue	1,348	1,744	4,708	5,355
Total revenue	53,303	83,234	145,148	173,344
Cost of services	28,044	69,685	85,896	183,768
Gross profit (loss)	25,259	13,549	59,252	(10,424)
Research and development	14,288	13,354	46,018	61,837
Selling and marketing	16,763	34,383	45,397	92,839
General and administrative	26,099	54,931	107,129	172,958
Impairment loss	8,282	—	10,402	—
Other operating expenses, net	2,794	1,697	5,259	4,712
Loss from operations	(42,967)	(90,816)	(154,953)	(342,770)

Non-operating income (expenses), net
Change in fair market value of warrant and earn-out contingent liabilities	590	12,978	684	54,350
Interest income (expense), net	1,053	190	2,092	(999)
Other (expense) income, net	(1,134)	2	1,668	58
Total non-operating income, net	509	13,170	4,444	53,409
Loss before income taxes	(42,458)	(77,646)	(150,509)	(289,361)
Income tax benefit	172	65	515	49,142
Net loss and comprehensive loss	$(42,286)	$(77,581)	$(149,994)	$(240,219)

Weighted average shares outstanding of Class A common stock	25,788,747	11,538,308	23,777,327	9,741,250
Basic and diluted net loss per share, Class A common stock	$(1.64)	$(6.72)	$(6.31)	$(24.66)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2023	2022
Operating activities
Net loss	$(149,994)	$(240,219)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	27,640	25,269
Impairment loss	10,402	—
Gain on sale of assets	(2,954)	—
Stock-based compensation expense	586	41,553
Gain on debt forgiveness	(2,750)	—
Change in fair value of warrant and earn-out contingent liabilities	(685)	(54,350)
Deferred tax benefit	(515)	(49,176)
Provision for excess and obsolete inventory	3,634	732
Third party payor reserve release	(6,848)	—
Non-cash lease expense	684	1,112
Amortization of deferred debt issuance costs	387	387
Change in operating assets and liabilities:
Accounts receivable	10,976	5,491
Inventory	683	(5,239)
Accounts payable and accrued expenses	(39,914)	28,557
Other current assets and liabilities	(1,371)	(8,618)
Net cash used in operating activities	(150,039)	(254,501)
Investing activities
Consideration on escrow paid for GeneDx acquisition	(12,144)	(127,004)
Purchases of property and equipment	(2,874)	(4,990)
Proceeds from sale of assets	3,637	—
Purchases of marketable securities	(43,935)	—
Proceeds from sales of marketable securities	16,665	—
Development of internal-use software assets	(461)	(6,494)
Net cash used in investing activities	(39,112)	(138,488)
Financing activities
Proceeds from PIPE issuance, net of issuance costs	—	197,659
Proceeds from offerings, net of issuance costs	143,002	—
Finance lease payoff and principal payments	(2,133)	(2,632)
Long-term debt principal payments	(2,000)	—
Exercise of stock options	266	2,223
Net cash provided by financing activities	139,135	197,250
Net increase (decrease) in cash, cash equivalents and restricted cash	(50,016)	(195,739)
Cash, cash equivalents and restricted cash, at beginning of period	$138,303	$401,469
Cash, cash equivalents and restricted cash, at end of period[2]	$88,287	$205,730

2 Cash, cash equivalents and restricted cash at September 30, 2023 excludes marketable securities of $26.9 million.